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                                                                     Exhibit 5.1

                                August 28, 2001


Bcom3 Group, Inc.
35 West Wacker Drive
Chicago, Illinois 60601

          Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

     I am issuing this opinion in my capacity as Chief Legal Officer of Bcom3 Group, Inc. (the "Company"), in connection with the proposed registration by the Company of 1,606,617 shares of its Common Stock, $.01 par value per share, pursuant to a Registration Statement on Form S-8, filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The Common Stock is to be issued by the Company to employees of the Company and its subsidiaries pursuant to option grant agreements between the Company and each grantee (the "Option Grants").

     In that connection, I have examined such corporate proceedings, documents, records, and matters of law as I have deemed necessary to enable me to render this opinion.

     For purposes of this opinion, I have assumed the authenticity of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as copies, and the authenticity of the originals of all documents submitted to me as copies. I have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution, and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein, I have relied upon the statements and representations of officers and other representations of the Company and others.

     My opinion expressed below is subject to the qualifications that I express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium, or other similar law affecting the enforcement of creditors' rights generally; (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); (iii) public policy considerations which may limit the rights of parties to obtain certain remedies; and (iv) any laws except the internal laws of the State of Illinois, the General Corporation law of the State of Delaware, and the federal law of the United States of America.

     Based upon and subject to the foregoing qualifications, assumptions, and limitations, and the further limitations set forth below, I hereby advise you that in my opinion:

     1) The option grants have been duly authorized by the Board of Directors of the Company.

     2) When the Registration Statement becomes effective under the Act, the Common Stock is issued in accordance with the terms of the Option Grants, and certificates representing the Common Stock have been duly executed, countersigned by the Company's transfer agent and registrar as may be required, and delivered on behalf of the Company against payment of the full consideration for the Common Stock in accordance with the terms of the Option Grants (assuming in each case the consideration received by the Company is at least equal to $.01 per share), the Common Stock will be validly issued, fully paid, and nonassessable.

     I hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

     I do not find it necessary for the purposes of this opinion, and accordingly I do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of the Common Stock.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. I assume no obligation to revise or supplement this opinion should the present laws of the States of Illinois or Delaware or the federal law of the United States be changed by legislative action, judicial decision, or otherwise.

     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted, or otherwise relied upon for any other purpose.


                                   Very truly yours,


                                   /s/ Christian E. Kimball

                                   Christian E. Kimball
                                   Chief Legal Officer